REGISTRATION RIGHTS AGREEMENT


      This REGISTRATION RIGHTS AGREEMENT, dated as of December 22, 1997, (the "Agreement"), is made by and between CEL-SCI CORPORATION, a Colorado corporation, 66 Canal Center Plaza, Suite 510, Alexandria, Virginia 22314 (the "Company"), and the undersigned investors (the "Initial Investors").


                               W I T N E S S E T H :

      WHEREAS, in connection with the Securities Purchase Agreement dated December 22, 1997 among the Initial Investors and the Company (the "Purchase
Agreement"), the Company has agreed, upon the terms and subject to the conditions of said Purchase Agreement, to issue and sell to the Initial Investors Ten Thousand (10,000) shares of Series D Convertible Preferred Stock (the "Preferred Shares") of the Company, convertible into shares of common stock of the Company par value $0.01 per share (the "Common Stock"), together with Warrants to purchase additional shares of Common Stock. The shares of Common Stock into which the Preferred Shares are convertible and the shares of Common Stock into which the Warrants are exercisable are collectively referred to herein as the "Registrable Shares." In connection with the sale of the Registrable Shares to the Initial Investors (the "Offering"), each of such investors will be entitled to registration rights as set forth in this Agreement.

      WHEREAS, to induce the Initial Investors to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to the Registrable Shares;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investors hereby agree as follows:

      1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

            (a) "Holders" are stockholders of the Company who, by virtue of agreements with the Company, are entitled to include their securities in certain Registration Statements filed by the Company.

            (b) "Investors" means the Initial Investors and any transferee or assignee of the Initial Investors who agree to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

            (c) "Registrable Securities" means the Registrable Shares, together with any shares of Common Stock or other securities which may be issued as a dividend or other distribution or in exchange for Registrable Shares and any additional shares of Common Stock or other securities which may be issued due to anti-dilution adjustments with respect to the Registrable Shares, which are required to be included in a Registration Statement pursuant to Section 2(a) below.

            (d) "Registration Period" means the period between the date of this Agreement and the earlier of (i) the date on which all of the Registrable Securities (including all shares of Common Stock into which the Warrants are exercisable) have been sold in transactions where the transferee is not subject to securities law resale restrictions (or is subject to securities law resale restrictions solely because it is an "affiliate" of the Company under the Securities Act and the Rules promulgated thereunder), or (ii) the date on which the Registrable Securities (in the opinion of Investors' counsel) may be immediately sold without registration and free of restrictions on transfer under Rule 144k or otherwise.

            (e) "Registration Statement" means a registration statement of the Company filed with the Securities and Exchange Commission (the "SEC") under the Securities Act.

            (f) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder and pursuant to Rule 415 under the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

            (g) "AMEX Limit" means 2,243,782 shares of Common Stock, unless the Company has obtained shareholder approval to issue a greater number of common shares or has otherwise received a waiver from AMEX to such effect. If the Company has obtained such shareholder approval or waiver, then the limit shall not apply.

      2.    Registration.

            (a) Mandatory Registration. The Company will prepare and file a Registration Statement on Form S-3 with the SEC, registering all of the Registrable Securities for resale promptly following the closing of the purchase of the Preferred Shares and the Warrants (the "Closing Date") and in any event, not later than twenty five (25) days after the Closing Date. To the extent allowable under the Securities Act and the Rules promulgated thereunder, the Registration Statement shall include the Registrable Securities and such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Shares and exercise of the Warrants (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions, or (ii) by reason of changes in the exercise price of the Warrants in accordance with the terms thereof or the conversion price of the Preferred Shares. The number of shares of Common Stock initially included in such Registration Statement shall include no less than 125% of the number of Registrable Securities that are issued on the Closing Date and issuable upon exercise of the Warrants as of the Closing Date. The Registration Statement (and each amendment or supplement thereto) shall be provided to, and subject to the reasonable approval of, the Initial Investors and their counsel. The Company shall use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable after filing and in any event no later than sixty (60) days after the Closing Date or, if the Company is notified by the SEC that the Registration Statement will be reviewed, one hundred twenty
(120) days after the Closing Date (either such date, as applicable, the "Required Effective Date"). Such best efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the SEC. Should the Company receive notification from the SEC that the Registration Statement will receive no action or no review from the SEC, the Company shall cause such Registration Statement to become effective within five (5) business days of such SEC notification. Once declared effective by the SEC, the Company shall cause such Registration Statement to remain effective throughout the Registration Period.

            (b) Piggyback Registrations. If, at any time prior to the expiration of the Registration Period, the Company decides to register any of its securities for its own account or for the account of others (excluding registrations relating to equity securities to be issued solely in connection with an acquisition of any entity or business or in connection with stock option or other employee benefit plans), the Company will promptly give the Investors written notice thereof, and will use its best efforts to include in such registration all or any part of the Registrable Securities so requested by such Investors (excluding any Registrable Securities previously included in a Registration Statement). Each Investor's request for registration must be given to the Company in writing within ten (10) days after receipt of the notice from the Company. If the registration for which the Company gives notice is a public offering involving an underwriting, the Company will so advise the Investors as part of the above-described written notice. In such event, if the managing underwriter(s) of the public offering impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, such limitation would be necessary to effect an orderly public distribution, then the Company will be obligated to include only such limited portion, if any, of the Registrable Securities with respect to which such Investors have requested inclusion hereunder. Any exclusion of Registrable Securities shall be made pro-rata among all Holders of the Company's securities seeking to include shares of Common Stock in proportion to the number of shares of Common Stock sought to be included by such Holders; provided, however, that the Company will not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the Holders of which are not entitled by right to inclusion of securities in such Registration Statement.

No right to registration of Registrable Securities under this Section 2(b) shall be construed to limit in any way the registration required under Section 2(a) above. The obligations of the Company under this Section 2(b) will expire upon the earlier of: (i) the effectiveness of the Registration Statement filed pursuant to Section 2(a) above; (ii) after the Company has afforded the opportunity for the Investors to exercise registration rights under this Section 2(b) for two registrations; provided, however, that any Investor who shall have had any Registrable Securities excluded from any Registration Statement in accordance with this Section 2(b) shall be entitled to include in any additional Registration Statement filed by the Company the Registrable Securities so excluded; or (iii) when all of the Registrable Securities held by any Investor may be sold by such Investor under Rule 144 under the 1933 Act without being subject to any volume restrictions.

            (c) Late Registration Payments. If the Registration Statement required pursuant to Section 2(a) above has not been declared effective by the Required Effective Date, or if after the Registration Statement has been declared effective by the SEC sales cannot be made pursuant to the Registration Statement (whether because of failure to keep effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares, subject to the AMEX limit, or otherwise) the Company will make cash payments to the Investor as partial compensation for such delay (the "Late Registration Payments"). The Late Registration Payments will be equal to one percent (1%) of the purchase price paid for the Common Shares for the first month following the Required Effective Date, two percent (2%) of the purchase price paid for the Common Shares for the second month, and three percent (3%) of said purchase price for each month thereafter, continuing through the date the Registration Statement is declared effective by the SEC. The Late Registration Payments will be prorated on a daily basis for partial months and will be paid to the Initial Investors in cash within five (5) business days following the earlier of: (i) the end of each month following the Required Effective Date, or (ii) the effective date of the Registration Statement. Nothing herein shall limit the Investor's right to pursue actual damages for the Company's failure to file a Registration Statement or to have it declared effective by the SEC on or prior to the Required Effective Date in accordance with the terms of this Agreement.

            (d) Eligibility for Form S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Initial Investors of the Registrable Securities, and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

      3.  Additional   Obligations  of  the  Company.  In  connection  with  the
registration of the Registrable Securities, the Company shall have the following additional obligations:

            (a) The Company shall keep the  Registration  Statement  required by
Section 2(a) hereof effective pursuant to Rule 415 under the Securities Act at all times during the Registration Period as defined in Section 1(d) above.

            (b) The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, shall comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the sellers thereof as set forth in the Registration Statement. In the event the number of shares of Common Stock included in a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities, the Company shall amend, if permissible, the Registration Statement and/or file a new Registration Statement so as to cover all of the Registrable Securities as soon as practicable, but in no event more than twenty (20) business days after the Company first determines (or reasonably should have determined) the need therefor. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. The Late Registration Payment provisions of Section 2(c) above shall become applicable with respect to the effectiveness of such amendment and/or new Registration Statement, only with respect to the shares to be included in such amendment and/or Registration Statement and only to the extent of the AMEX Limit, on the thirtieth (30th) day following the date the Company first determines (or reasonably should have determined) the need for the amendment and/or new Registration Statement.

            (c) The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto; each preliminary prospectus and final prospectus and each amendment or supplement thereto; and, in the case of the Registration Statement required under Section 2(a) above, each letter written by or on behalf of the Company to the SEC and each item of correspondence from the SEC, in each case relating to such Registration Statement (other than any portion of any item thereof which contains information for which the Company has sought confidential treatment);
and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

            (d) The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investors reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions. Notwithstanding the foregoing provision, the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause more than nominal expense or burden to the Company, or (v) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

            (e) In the event Investors who hold a majority in interest of the Registrable Securities being offered in an offering select underwriters for such offering, the Company shall enter into and perform its obligations under an underwriting agreement in usual and customary form including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering. The Investors participating in any such underwriting shall be responsible for payment of the fees of such underwriters and the attorney fees and costs incurred by one law firm selected by such Investors to represent their interests in the underwritten offering. No Investor shall be obligated to participate in any such underwriting. In the event the Investors select underwriters for the Offering, the Company shall not be responsible for any delays in the filing or effectiveness of the Registration Statement caused by such underwriters (including the payment of any amounts with respect to such late filing or effectiveness).

            (f) The Company shall notify each Investor who holds Registrable Securities being sold pursuant to a Registration Statement of the happening of any event of which the Company has knowledge as a result of which the prospectus included in the Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a "Suspension Event"). The Company shall make such notification as promptly as practicable after the Company becomes aware of such Suspension Event, shall promptly, but in all events within five (5) business days, use its best efforts to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and shall deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request. Notwithstanding the foregoing provision, the Company shall not be required to maintain the effectiveness of the Registration Statement or to amend or supplement the Registration Statement for a period (a "Delay Period") expiring upon the earlier to occur of (i) the date on which such material information is disclosed to the public or ceases to be material, (ii) the date on which the Company is able to comply with its disclosure obligations and SEC requirements related thereto, or (iii) thirty (30) days after the occurrence of the Suspension Event; provided, however, that there shall not be more than two Delay Periods in any twelve (12) month period. In the event that the aggregate number of days in all Delay Period(s) taken together within a twelve-month period exceeds forty-five (45) days, or in the event that there are more than two Delay Periods in any twelve-month period, regardless of duration, the Company shall compensate the Investors for such delay by making monthly cash payments, prorated on a daily basis, to each such Investor of one percent (1%) of the purchase price paid for the Registrable Shares still held by such Investor at such time for the first month of a Suspension Event, two percent (2%) of the purchase price paid for the Registrable Shares held by such Investor for the second month, and three percent (3%) of said purchase price for each month thereafter, continuing through the date the Delay Period ceases (the "Delay Compensation"). The Delay Compensation will begin to accrue on the thirty-first (31st) day falling within one or more Suspension Events in any twelve-month period (or on the first day of any Delay Period in excess of the first two Delay Periods) and will be payable thirty days from that date and each thirty days thereafter until the Registration Statement is brought effective. Notwithstanding the foregoing, no Delay Compensation will be due if any Delay Period is a result of actions taken or information provided by an Investor or the review of any Registration Statement or prospectus by any attorneys or inspectors representing an Investor.

            (g) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, if such an order is issued, shall use its best efforts to obtain the withdrawal of such order at the earliest possible time and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

            (h) The Company shall permit a single firm of counsel designated by the Investors who hold a majority in interest of the Registrable Securities being sold pursuant to such registration to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects. The Investors shall be responsible for payment of the fees of such counsel.

            (i) The  Company  shall make  generally  available  to its  security
Holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in a form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter following the effective date of the Registration Statement.

            (j) At the request of any Investor who holds Registrable Securities being sold pursuant to such registration, the Company shall furnish on the date that Registrable Securities are delivered to an underwriter for sale in connection with the Registration Statement (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and Investors.

            (k) The Company shall make available for inspection by any Investor whose Registrable Securities are being sold pursuant to such registration, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by any such Investor or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence;
provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or such release is reasonably necessary in connection with litigation or other legal process or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Investor's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

            (l) The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant hereto unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or such release is reasonably necessary in connection with litigation or other legal process or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor and allow such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

            (m) The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by the Registration Statement, subject to the AMEX Limit to be listed on NASDAQ, the AMEX or NYSE and on each additional national securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation of all the Registrable Securities covered by the Registration Statement, subject to the AMEX Limit, as a National Association of Securities Dealers Automated Quotations System ("Nasdaq") "national market system security" within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or a Nasdaq Small Cap security, and the quotation of the Registrable Securities on such Nasdaq system.

            (n) The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

            (o) The Company shall cooperate with the Investors who hold Registrable Securities being sold and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the case may be, and registered in such names as the managing underwriter or underwriters, if any, or the Investors may reasonably request; and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) instructions to the transfer agent to issue new stock certificates without a legend and an opinion of such counsel that the Registrable Shares have been registered.

            (p) The Company shall take all other reasonable actions necessary to
expedite  and  facilitate   disposition  by  the  Investor  of  the  Registrable
Securities pursuant to the Registration Statement.

            (q) At the request of any Investor, the Company shall promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement to conform to written information supplied to the Company by such Investor for such purpose.

            (r) The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith.

            (s) From and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company (other than the holders of the Registrable Securities) to include any of their securities in any Registration Statement or any amendment or supplement thereto under Section 2 hereof without the consent of the holders of a majority of the Registrable Securities. The execution of this Agreement by the Initial Investors shall constitute the consent of such holders to the inclusion of approximately Two Hundred Thousand (200,000) shares in the Registration Statement to be filed pursuant to Section 2(a) hereof.

                  4.....Obligations of the Investors.  In connection  with the registration of the Registrable Securities, the Investors shall have the following obligations:

            (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to each Investor that such Investor shall furnish to the Company such information regarding itself, the number of Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required by rules of the SEC to effect the registration of the Registrable Securities (the "Requested Information"). The information so provided by the Investor shall be included without material alteration in the Registration Statement and shall not be modified without such Investor's written consent. At least ten (10) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor that it must deliver the Requested Information if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. The Closing of the Offering is deemed to be notice with respect to the information regarding each Investor required by the Company to enable it to comply with Section 2(a) of this Agreement. If within five (5) business days of such notice the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor.

            (b) Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

            (c) In the event  Investors  holding a majority  in  interest of the
Registrable Securities being registered determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the applicable Registration Statement. No Investor shall be obligated to participate in any such underwriting.

            (d) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies, other than file copies, in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

            (e) No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting and legal expenses of the underwriter applicable with respect to its Registrable Securities, in each case to the extent not payable by the Company pursuant to the terms of this Agreement.

      5. Expenses of Registration. All expenses, other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 or the fees of counsel pursuant to
Section 3(e) hereof, but including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, shall be borne by the Company.

      6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, officers, employees, representatives or agents, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act, any underwriter (as defined in the Securities Act) for the Investors, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, settlements, fines, penalties, judgments, expenses (including attorneys fees) or liabilities (joint or several) (collectively "Claims") to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or in any filings made in connection with the qualification of the Offering under the securities or "blue sky" laws of any jurisdiction in which the Registrable Securities are offered or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (A) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (B) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if a prospectus was timely made available by the Company pursuant to Section 3(c) hereof; and (C) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

            (b) In connection with any Registration Statement in which an Investor is participating, each such Investor, severally and not jointly, agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement, and such Investor will promptly reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

            (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and this indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Investors; such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable. The provisions of this Section 6 shall survive the termination of this Agreement.

      7. Contribution. If the indemnification provided for in Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Investor in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Investor.

      In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

      The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Investors or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Investor or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Investor, the net proceeds received by such Investor from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Investor or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act ) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      8. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

            (a) File with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

            (b) Furnish to each Investor so long as such Investor holds Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

      9. Assignment of Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to transferees or assignees of all or any portion of such securities or Warrants exercisable into Registrable Securities only if (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement, and (vi) such transferee shall be an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

      10. Amendment of Registration Rights. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and each Investor. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

      11. Third Party Beneficiary. The parties acknowledge and agree that Shoreline Pacific Institutional Finance, the Institutional Division of Financial West Group ("Shoreline"), shall be deemed a third party beneficiary of the Company's agreements and representations set forth in this Agreement, and to indemnification for any damages resulting to Shoreline from any actual or threatened breach thereof by the Company, both in Shoreline's personal capacity and, should Shoreline so elect, and provided that Shoreline has obtained the prior written consent of the Investor, on behalf of the Investor.

      12.   Miscellaneous.

            (a) Conflicting Instructions. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

            (b) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (with return receipt requested) or delivered personally or by courier (including a nationally recognized overnight delivery service) or by facsimile transmission. Any notice so given shall be deemed effective upon receipt if delivered personally, by U.S. Mail or by courier or facsimile transmission, in each case addressed to a party at the following address or such other address as each such party furnishes to the other in accordance with this Section 12(b), and:

            If to the Company:

            Cel-Sci Corporation
            66 Canal Center Plaza, Suite 510
            Alexandria, VA 22314
            Facsimile: (703) 549-6269
            Attention: Mr. Geert R. Kersten

            with copy to:

            Hart & Trinen
            1624 Washington Street
            Denver, CO 80203
            Facsimile: (303) 839-5414
            Attention: Mr. Bill Hart, Esq.

            If to Nelson Partners:

            Nelson Partners
            c/o Leeds Management Services
            129 Front Street, 5th Floor
            Hamilton HM 12
            Bermuda
            Telecopy: (441) 292-2239
            Attention:  Ms. Anne Dupuy

            with a copy to:

            Citadel Investment Group, LLC
            225 West Washington Street
            9th Floor
            Chicago, IL  60606
            Telecopy: (312) 368-1347
            Attention: Mr. Michael J. Hughes and Mr. Kenneth C. Griffin and with a copy to:

            Katten, Muchin, & Zavis
            525 West Monroe Street
            Suite 1700
            Chicago, IL  60661-3693
            Telecopy:  (312) 902-1061
            Attention:  Mr. Steven G. Martin, Esq.

            If to Olympus Securities, Ltd.:

            Olympus Securities, Ltd.
            c/o Leeds Management Services
            129 Front Street, 5th Floor
            Hamilton HM 12
            Bermuda
            Telecopy: (441) 292-2239
            Attention:  Ms. Anne Dupuy

            with a copy to:

            Citadel Investment Group, LLC
            225 West Washington Street
            9th Floor
            Chicago, IL  60606
            Telecopy: (312) 368-1347
            Attention:  Mr. Michael J. Hughes and Mr. Kenneth C. Griffin

            and with a copy to:

            Katten, Muchin, & Zavis
            525 West Monroe Street
            Suite 1700
            Chicago, IL  60661-3693
            Telecopy:  (312) 902-1061
            Attention:  Mr. Steven G. Martin, Esq.

            If to KA Investments LDC:

            KA Investments LDC
            c/o Tarmachan Capital
            1712 Hopkins Crossroads
            Minnetonka, MN  55305
            Telecopy: (612) 542-4253
            Attention:  Ms. Ivana Bozjack

            with a copy to:

            Robinson Silverman Pearce Aronsohn Berman LLP
            1150 Avenue Of The Americas
            @ 51st Street
            New York, NY 10104
            Telecopy: (212) 541-1432
            Attention: Mr. Eric Louis Cohen, Esq.

            If to the following Purchasers:

            Leonardo, L.P.
            c/o Angelo, Gordon & Co., L.P.
            245 Park Avenue, 26th Floor
            New York, NY  10167
            Telecopy:  (212) 692-6395
            Attention:  Mr. Gary Wolf

            GAM Arbitrage Investments, Inc.
            11 Athol Street
            Douglas, Isle of Man
            British Isles, British Virgin Islands
            Attention:  Mr. Michael L. Gordon

            AG Super Fund International Partners, L.P.
            Abbott Building
            PO Box 3186
            Road Town, Tortola
            British Virgin Islands
            Attention:  Mr. Michael L. Gordon

            Raphael, L.P.
            c/o Raphael Capital Management Limited
            Abott Building
            PO Box 3186 Main Street
            Road Town, Tortola
            British Virgin Islands
            Attention:  Mr. Michael L. Gordon

            Ramius Fund, Ltd.:
            c/o Bank of Bermuda Building
            6 Front Street
            PO Box HM 1020
            Hamilton, Bermuda HMDX
            Attention:  Michael L. Gordon

            Baldwin Enterprises, Inc.
            529 East South Temple
            Salt Lake City, Utah 84102
            Attention:  Michael L. Gordon

            and a copy to:

            Angelo, Gordon & Co., L.P.
            245 Park Avenue, 26th Floor
            New York, NY  10167
            Telecopy:  (212) 867-6395
            Attention:  Mr. Gary Wolf
            in each case with a copy to:

            Shoreline Pacific Institutional Finance
            3 Harbor Drive, Suite 211
            Sausalito, CA  94965
            Attention:  General Counsel
            Telephone: (415) 332-7800
            Facsimile:  (415) 332-7808

            (c) Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

            (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the County of New York in the State of New York in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and each Investor irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company and each Investor further agrees that service of process upon the Company or such Investor, as applicable, in accordance with Section 12(b) shall be deemed in every respect effective service of process upon the Company or such Investor in any suit or proceeding arising hereunder. Nothing herein contained shall affect Investor's right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

The Company and each Investor hereby waive any and all rights to a jury trial of any claim or cause of action based upon arising out of this Agreement or the other related agreements and documents or any dealings among them relating to the subject matter hereof and the relationship that is being established. The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The parties acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver and that each will continue to rely on the waiver in their related future dealings. The Company and each Investor hereby warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement or to any other related documents or agreements. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

            (e) Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

            (f) Entire Agreement. This Agreement and the Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

            (g) Successors and Assigns. Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

            (h) Use of Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

            (i) Headings. The headings and subheadings in the Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission, and facsimile signatures shall be binding on the parties hereto.

            (k) Further  Acts.  Each party shall do and perform,  or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            (l) Remedies. No provision of this Agreement providing for any remedy to a Investor shall limit any remedy which would otherwise be available to such Investor at law or in equity. Nothing in this Agreement shall limit any rights a Investor may have with any applicable federal or state securities laws with respect to the investment contemplated hereby. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that a Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate compliance, without the necessity of showing economic loss and without any bond or other security being required.

            (m) Consents. Except as otherwise set forth herein, all consents and other determinations to be made by the Investors pursuant to this Agreement shall be made by Investors holding 66 2/3% of the Registrable Securities, determined as if all Warrants then outstanding had been exercised for Registrable Securities.

      IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first above written.

COMPANY:

CEL-SCI CORPORATION:


By:
   Geert R. Kersten
   Chief Executive Officer



NELSON PARTNERS



By:
      Name:  Anne Dupuy
      Title:  Officer

OLYMPUS SECURITIES, LTD.



By:
      Name:  Anne Dupuy
      Title:  Officer



KA INVESTMENTS LDC.



By:
      Name:
      Title: Secretary


LEONARDO, L.P.

By:  Angelo, Gordon & Co., L.P.
        General Partner


By:
      Name: Michael L. Gordon
      Title:      Chief Operating Officer


GAM ARBITRAGE INVESTMENTS, INC.

By:  Angelo, Gordon & Co., L.P.
        Investment Advisor


By:
      Name: Michael L. Gordon
      Title:      Chief Operating Officer

AG SUPER FUND INTERNATIONAL PARTNERS, L.P.

By:  Angelo, Gordon & Co., L.P.
        General Partner


By:
      Name: Michael L. Gordon
      Title:      Chief Operating Officer

RAPHAEL, L.P.



By:
      Name: Michael L. Gordon
      Title:      Chief Operating Officer



RAMIUS FUND, LTD.

By:  AG Ramius Partners, L.L.C.
        Investment Advisor


By:
      Name: Michael L. Gordon
      Title:      Managing Officer


BALDWIN ENTERPRISES, INC.

By:  AG Ramius Partners, L.L.C.
        Investment Advisor


By:
      Name: Michael L. Gordon
      Title:      Managing Officer


AGR HALIFAX FUND, LTD




By:
      Name:  Morgan Stark
      Title:        Managing Officer, AG Ramius Partners LLC